EXHIBIT 10.36

AMENDMENT NO. 2 TO FACTORING AGREEMENT

This Amendment No. 2 to Factoring Agreement (this “Amendment”) is entered into as of January 1, 2010, (the “Effective Date”) by and between FTC COMMERCIAL CORP. (“FTC” or “we” or “us”) and WILLIAM RAST SOURCING, LLC Client” or “you”) with reference to the following:

A.      WHEREAS, FTC and Client are parties to a Factoring Agreement date October 1, 2006, the provisions of which are incorporated into this Amendment.  (The Factoring Agreement dated October 1, 2006, as it may have been amended from time to time, is referred to in this Amendment as the “Factoring Agreement.”)

B.      WHEREAS, FTC and Client desire to amend the Factoring Agreement, as set forth in this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                 Capitalized terms used in this Amendment, which are not otherwise defined in this Amendment, shall have the meanings assigned to them in the Factoring Agreement.

2.           Subpart 3 of the subsection of Section 23 of the Factoring Agreement entitled “Interest Rate” currently reads as follows:

3.	The Interest rate charged will be the Prime Rate plus one percent (1.0%) pursuant to this Section 23 or as otherwise set forth in this Agreement.

The aforesaid part of Section 23 is amended to read as follows:

3.
The interest rate charged will be a variable rate equal to the Prime Rate plus two percent (2%), unless otherwise set forth in this Agreement. In no event will the interest rate charged exceed the maximum rate permitted by applicable law.

3.      Except as amended by this Amendment, the Factoring Agreement shall remain in full force and effect and unmodified. Client hereby reaffirms each and every one of its representations, warranties and covenants under the Factoring Agreement.

4.      Any reference in the Factoring Agreement to “this Agreement”, “herein”, “hereunder” or words of similar meaning shall mean the Factoring Agreement, as amended by this Amendment.  If there are any conflicts between this Amendment and the original Factoring Agreement dated October 1, 2006 and any of the previous amendments to the Factoring Agreement the provisions of this Amendment shall control.

5.      Client hereby represents and warrants to FTC that this Amendment has been duly authorized by all necessary action on the part of Client and constitutes a valid and legally binding obligation of Client, enforceable against Client in accordance with its terms.

Amendment No. 2 to Factoring Agreement
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6.           This Amendment shall be governed by the laws of the State of California without regard to the conflicts of law principles thereof.

7.      The Factoring Agreement, as amended by this Amendment and prior amendments, if any, constitutes the entire agreement between Client and FTC as to the subject matter in this Amendment and may not be altered or amended except by written agreement signed by Client and FTC. No provision of this Agreement may be waived by us except upon written waiver executed by FTC and Client.

8.      This Amendment may be executed in two or more counterparts and by facsimile or email (pdf) signature, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

9.      The “Effective Date” of this Amendment is the date on which it is executed by the final signatory to this Agreement, whether that signatory is FTC or Client. The final signatory shall fill in the Effective Date in the opening paragraph on page 1 of this Amendment.

WILLIAM RAST SOURCING, LLC

Date:      _____________________

By:	_______________________
Name:
Title:

FTC COMMERCIAL CORP.

Date:      _____________________

By:	_______________________
David Ptacek
Title: Senior Vice-President

Amendment No. 2 to Factoring Agreement
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